UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	August 31, 2007

Patriot Capital Funding, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	0-51459	74-3068511
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

274 Riverside Avenue, Westport, Connecticut		06880
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	203-429-2700

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On August 31, 2007, we, through a wholly-owned bankruptcy remote, special purpose subsidiary of ours, entered into an amendment to our amended and restated securitization revolving credit facility with an entity affiliated with BMO Capital Markets Corp.

The amended and restated securitization revolving credit facility was amended to, among other things: (i) increase the credit limit by $35 million to $175 million and (ii) extend the date until which we are allowed to make draws under the facility from July 23, 2009 to July 22, 2010.

The foregoing description of the amendment to our amended and restated securitization revolving credit facility is qualified in its entirety by reference to a copy thereof attached as Exhibit 10.1 hereto and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No. Description

10.1 Second Amendment to Amended and Restated Loan Funding and Servicing Agreement by and among Patriot Capital Funding, Inc., Patriot Capital Funding LLC I, Fairway Finance Company, LLC, BMO Capital Markets Corp. and Wells Fargo Bank, National Association.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Patriot Capital Funding, Inc.

September 6, 2007	By:	/s/ William E. Alvarez, Jr.

Name: William E. Alvarez, Jr.
Title: Executive Vice President, Chief Financial Officer and Secretary

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Exhibit Index

Exhibit No.	Description

10.1	Second Amendment to Amended and Restated Loan Funding and Servicing Agreement by and among Patriot Capital Funding, Inc., Patriot Capital Funding LLC I, Fairway Finance Company, LLC, BMO Capital Markets Corp. and Wells Fargo Bank, National Association